Exhibit 99.3

INDEX TO COMBINED FINANCIAL STATEMENTS OF THE BUSINESSES

UNAUDITED COMBINED FINANCIAL STATEMENTS

Combined Balance Sheets as of September 30, 2024 and December 31, 2023	F-2

Combined Statements of Operations for the Nine Months Ended September 30, 2024 and 2023	F-3

Combined Statements of Comprehensive Income (Loss) for the Nine Months Ended September 30, 2024 and 2023	F-4

Combined Statements of Equity for the Nine Months Ended September 30, 2024 and 2023	F-5

Combined Statements of Cash Flows for the Nine Months Ended September 30, 2024 and 2023	F-6

Notes to Combined Financial Statements	F-7

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED BALANCE SHEETS (UNAUDITED)

(In thousands)

	As of September 30,	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$117,422	$124,840
Restricted cash	12,360	11,167
Accounts receivable (net of allowance for doubtful accounts of $11,964 and $21,444, respectively)	299,386	222,823
Deferred costs	204,090	546,657
Other current assets	124,504	234,033

Total current assets	757,762	1,139,520

Property, buildings and equipment, net	103,366	84,618
Operating lease right-of-use assets	36,517	39,583
Intangible assets, net	404,495	425,967
Goodwill	778,107	777,915
Investments	72,794	62,094
Deferred income taxes	2,778	2,764
Other assets	341,040	174,026

Total assets	$2,496,859	$2,706,487

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$255,053	$171,919
Accrued liabilities	176,898	154,918
Current portion of operating lease liabilities	13,131	12,843
Deferred revenue	307,022	554,365
Other current liabilities	33,163	26,395

Total current liabilities	785,267	920,440

Long-term borrowings	2,793	2,690
Long-term operating lease liabilities	27,410	31,674
Deferred tax liabilities	76,406	73,152
Other long-term liabilities	184,553	106,504

Total liabilities	1,076,429	1,134,460

Commitments and contingencies (Note 12)
Parent’s equity:
Net parent investment	1,475,784	1,637,814
Accumulated other comprehensive loss	(49,212)	(60,230)

Total parent’s equity	1,426,572	1,577,584

Non-controlling interests	(6,142)	(5,557)

Total equity	1,420,430	1,572,027

Total liabilities and equity	$2,496,859	$2,706,487

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Revenue	$1,845,605	$1,284,326
Operating expenses:
Direct operating costs	1,577,457	896,656
Selling, general and administrative expenses	426,482	361,322
Depreciation and amortization	46,733	43,907

Total operating expenses	2,050,672	1,301,885

Operating loss	(205,067)	(17,559)
Other income:
Interest income, net	9,279	6,341
Other income, net	22,085	1,878

Loss before income taxes and equity income from affiliates	(173,703)	(9,340)
(Benefit from) provision for income taxes	(25,504)	2,809

Loss before equity income of affiliates	(148,199)	(12,149)
Equity income of affiliates, net of tax	1,900	6,929

Net loss	(146,299)	(5,220)
Less: Net income attributable to non-controlling interests	651	1,391

Net loss attributable to the parent	$(146,950)	$(6,611)

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Net loss	$(146,299)	$(5,220)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	11,018	3,195

Total comprehensive (loss) income, net of tax	(135,281)	(2,025)
Less: Comprehensive income attributable to non-controlling interests	651	1,391

Comprehensive loss attributable to the parent	$(135,932)	$(3,416)

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF EQUITY (UNAUDITED)

(In thousands)

	Nine Months Ended September 30, 2024
	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Parent’s Equity	Non-controlling Interests	Total Equity
Balance at January 1, 2024	$1,637,814	$(60,230)	$1,577,584	$(5,557)	$1,572,027
Comprehensive (loss) income	(146,950)	11,018	(135,932)	651	(135,281)
Net transfers from parent	(15,080)	—	(15,080)	—	(15,080)
Distributions	—	—	—	(1,236)	(1,236)

Balance at September 30, 2024	$1,475,784	$(49,212)	$1,426,572	$(6,142)	$1,420,430

	Nine Months Ended September 30, 2023
	Net Parent Investment	Accumulated Other Comprehensive Loss	Total Parent’s Equity	Non-controlling Interests	Total Equity
Balance at January 1, 2023	$1,432,085	$(70,735)	$1,361,350	$(5,886)	$1,355,464
Comprehensive (loss) income	(6,611)	3,195	(3,416)	1,391	(2,025)
Net transfers from parent	85,035	—	85,035	—	85,035
Distributions	—	—	—	(678)	(678)

Balance at September 30, 2023	$1,510,509	$(67,540)	$1,442,969	$(5,173)	$1,437,796

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(146,299)	$(5,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,733	43,907
Equity-based compensation expense	6,574	5,226
Distributions from affiliates	6,493	3,977
Change in fair value of financial instruments	(5,098)	(4,990)
Change in fair value of contingent liabilities	(240)	37
Impairment of assets	83,000	—
Net benefit from allowance for doubtful accounts	(9,480)	(408)
Net gain on foreign currency transactions	(21,802)	(5,141)
Equity income from affiliates	(1,900)	(6,929)
Income taxes	(37,212)	(8,901)
Other, net	1,749	352
Changes in operating assets and liabilities:
Increase in receivables	(60,150)	(102)
Decrease (increase) in other current assets	33,464	(64,553)
Increase in other assets	(163,095)	(39,575)
Decrease (increase) in deferred costs	347,051	(166,383)
(Decrease) increase in deferred revenue	(257,619)	68,644
Increase in accounts payable and accrued liabilities	98,905	34,792
Increase in other liabilities	83,284	47,680

Net cash provided by (used in) operating activities	4,358	(97,587)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(37,502)	(32,435)
Investments in affiliates	(11,670)	(1,500)
Distributions from affiliates	17	485
Due from parent	(2,869)	—

Net cash used in investing activities	(52,024)	(33,450)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration related to acquisitions	(567)	(1,646)
Net transfers from parent	43,564	98,899
Distributions of non-controlling interests	(1,237)	(678)
Proceeds from borrowings	50,000	42,913
Payments on borrowings	(50,162)	(43,103)

Net cash provided by financing activities	41,598	96,385

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(157)	(559)
Decrease in cash, cash equivalents and restricted cash	(6,225)	(35,211)
Cash, cash equivalents and restricted cash at beginning of year	136,007	135,424

Cash, cash equivalents and restricted cash at end of period	$129,782	$100,213

See accompanying notes to the unaudited Combined Financial Statements.

THE OLYMPUS BUSINESS OF ENDEAVOR GROUP HOLDINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Endeavor Group Holdings, Inc. and its subsidiaries (collectively referred to as “Endeavor” or “Parent”) have entered into a definitive agreement with TKO Group Holdings, Inc. (“TKO PubCo”) on October 24, 2024 to sell its IMG Media business and certain contracts associated with Wimbledon, Soccer and Stadia, SailGP, and Royal & Ancient Golf Club of St. Andrews (“R&A”), (collectively referred to as the “IMG Media Business”), Professional Bull Riders (the “PBR Business”), On Location (the “OLE Business”), Mailman, and various events businesses, including Golf Events, Formula Drift, and International Figure Skating. Together, these businesses are referred to as “Olympus” or the “Businesses”. The Businesses have historically been managed as part of Endeavor’s Owned Sports Properties, Representation, and Events, Experiences & Rights segments. The Businesses own and operate the PBR Business, events related to Golf Events and Figure Skating, and manage hospitality for other global events through the OLE Business. The Businesses are responsible for managing, advising on, and selling media rights globally, as well as providing broadcast production services for live events and offering facilities and technical connections for events. The Businesses also retain control over the organization, promotion and marketing of the PBR Business, as well as the monetization of their events, media distribution, licensing and partnership sales. References in these Combined Financial Statements to “our”, “we” or the “Company” refer to the Businesses.

Going Concern

These combined financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has experienced net losses and negative operating cash flows for all historical periods presented. As a result, the Company’s continued operations are dependent on ongoing investments of capital from the Parent. As of the issuance date, there is no commitment by the Parent to fund the Company’s operations within one year from the issuance of these combined financial statements. In the event that the Company is unable to receive sufficient funds from the Parent, it would have to substantially alter, or possibly even discontinue or curtail operations, or sell assets at distressed prices.

When assessing the ability of the Parent to continue to support the Company, management considered the overall indebtedness of the Parent and its ability to repay its obligations one year from the issuance of these combined financial statements. Management of the Parent concluded that, as a result of the upcoming maturity of the Parent’s $2.2 billion term loan on May 18, 2025, substantial doubt existed regarding the Parent’s ability to continue as a going concern within one year after the date that the Parent’s financial statements as of and for the three and nine months ended September 30, 2024, were issued.

Additionally, substantially all of the Company’s tangible and intangible assets are pledged as collateral to the Parent’s $2.2 billion term loan scheduled to mature on May 18, 2025. Absent the Parent’s ability to secure additional liquidity, extend the maturity of or refinance such term loan, the Company’s operations may be adversely impacted in the event the lenders declare an event of default and exercise their rights and remedies under the first lien credit agreement.

While the Parent has had a history of being able to secure additional liquidity or refinance its outstanding indebtedness, the feasibility of some of the Parent’s plans are contingent upon factors outside of the control of the Parent. Consequently, it is management’s opinion that the Company will not be able to rely on the Parent’s ability to secure additional liquidity, extend the maturity of or refinance such term loan or the Parent’s ongoing investment of capital within one year of the date of the combined financial statements. In this case, management would plan to seek additional outside capital to fund the Company’s operations over the next twelve months beyond the issuance date.

These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying combined financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Accordingly, the accompanying combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Combined Financial Statements and footnotes of the Company have been derived from the consolidated financial statements and accounting records of Endeavor and were prepared on a standalone basis in accordance with U.S. generally accepted accounting principles (“GAAP”). The assets, liabilities, revenue and expenses of the Company have been reflected in these Combined Financial Statements on a historical cost basis, as included in the consolidated financial statements of Endeavor, using the historical accounting policies applied by Endeavor. Historically, separate financial statements have not been prepared for the Company and it has not operated as a standalone business from Endeavor. The historical results of operations, financial position, and cash flows of the Company presented in these Combined Financial Statements may not be indicative of what they would have been had the Company been an independent standalone company, nor are they necessarily indicative of the Company’s future results of operations, financial position, and cash flows. Certain information and note disclosures normally included in the annual financial statements have been condensed or omitted from these interim Combined Financial Statements. These Combined Financial Statements should be read in conjunction with the annual Combined Financial Statements and accompanying footnotes for the year ended December 31, 2023.

The Combined Financial Statements include all revenues and costs directly attributable to the Businesses and reflect allocations of certain Endeavor corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other expenses. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount and gross profit, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

The Combined Balance Sheets of the Company include Endeavor’s assets and liabilities that are specifically identifiable or otherwise attributable to the Company, including subsidiaries and/or joint ventures relating to the Company in which Endeavor has a controlling financial interest.

Cash and cash equivalents held by Endeavor at the corporate level were not attributable to the Company for any of the periods presented due to Endeavor’s centralized approach to cash management and the financing of its operations. Only cash amounts held by entities for which the Company has legal title are reflected in the Combined Balance Sheets. Endeavor’s debt was not attributed to the Company for any of the periods presented because Endeavor’s borrowings are not the legal obligation of the Company. Transfers of cash, both to and from Endeavor’s centralized cash management system, are reflected as a component of Net parent investment in the Combined Balance Sheets and as financing activities in the accompanying Combined Statements of Cash Flows.

Endeavor maintains various benefit and equity-based compensation plans at a corporate level and postretirement-related benefit plans at a subsidiary level. The Company’s employees participate in those programs and a portion of the cost of those plans is included in the Company’s Combined Financial Statements.

Net parent investment in the Combined Balance Sheets represents the accumulation of the Company’s net income (loss) over time and transactions between the Company and Endeavor. All intercompany balances and transactions within the Company have been eliminated in the Combined Financial Statements. As described in Note 13, transactions between the Company and Endeavor have been included in these Combined Financial Statements.

Use of Estimates

The preparation of these Combined Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the Combined Financial Statements and the accompanying disclosures.

Significant accounting policies that contain subjective management estimates and assumptions include those related to revenue recognition, allowance for doubtful accounts, recoverability of deferred costs, the fair value of acquired assets and liabilities associated with acquisitions, the fair value of the Parent’s reporting units and the assessment of goodwill, other intangible assets and long-lived assets for impairment, investments, the fair value of equity-based compensation, income taxes and contingencies.

Management evaluates these estimates using historical experience and other factors, including the general economic environment and actions it may take in the future. The Company adjusts such estimates when facts and circumstances dictate. However, these estimates may involve significant uncertainties and judgments and cannot be determined with precision. In addition, these estimates are based on management’s best judgment at a point in time and as such, these estimates may ultimately differ from actual results. Changes in estimates resulting from weakness in the economic environment or other factors beyond the Company’s control could be material and would be reflected in the Company’s Combined Financial Statements in future periods.

3. RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurements (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. This ASU clarifies the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of that security. The amendments in this update are effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption did not have a material effect on the Company’s financial position or results of operations.

In March 2023, the FASB issued ASU 2023-02, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method (a consensus of the Emerging Issues Task Force). This ASU allows a reporting entity to elect to account for its tax equity investments by using the proportional amortization method regardless of the program from which it receives income tax credits, provided certain conditions are met. The amendments in this update are effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption did not have a material effect on the Company’s financial position or results of operations.

Recently Issued Accounting Pronouncements

In August 2023, the FASB issued ASU 2023-05, Business Combinations – Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement. This ASU addresses the accounting for contributions made to a joint venture, upon formation, in a joint venture’s separate financial statements. The amendments in this update are effective to all joint venture formations with a formation date on or after January 1, 2025. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. This ASU amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification. The effective dates of this ASU depend on the specific codification subtopic and the date on which the SEC’s removal of that related disclosure requirement from Regulation S-X or Regulation S-K becomes effective. Early adoption is prohibited. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU requires that an entity annually disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In March 2024, the FASB issued ASU 2024-01, Compensation—Stock Compensation (Topic 718). This ASU illustrates how to apply the scope guidance to determine whether a profits interest award should be accounted for as a share-based payment arrange under Accounting Standards Codification (“ASC”) 718 or another accounting standard. The amendments in this update are effective for public entities for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In March 2024, the FASB issued ASU 2024-02 Codification Improvements – Amendments to Remove References to the Concepts Statements. This ASU amends the ASC by removing references to various FASB Concepts Statements to simplify the ASC and draw a distinction between authoritative and non-authoritative literature. The amendments in this update apply to all reporting entities within the scope of the affected accounting guidance and are effective for public entities for fiscal years beginning after December 15, 2024. Early adoption is permitted in any interim or annual period in which financial statements have not yet been issued. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU improves the disclosures about a public business entity’s expenses and addresses requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in this update are effective for public entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its Combined Financial Statements.

4. SUPPLEMENTARY DATA

Other current assets

Other current assets consisted of the following (in thousands):

	September 30,	December 31,
	2024	2023
Ticket inventory(1)	$52,110	$188,559
Other current receivables	40,754	29,120
Prepaid expenses	16,104	11,064
Due from parent (Note 13)	10,421	3,300
Assets held for sale	4,464	—
Other	651	1,990

Total other current assets	$124,504	$234,033

(1)

During the second quarter of 2024, there was a write-down of unsold tickets related to the Paris Olympics for $83.0 million, which was recorded in Direct operating costs in the Combined Statement of Operations.

Other assets

Other assets consisted of the following (in thousands):

	September 30,	December 31,
	2024	2023
Long-term deferred costs	$207,593	$143,194
Long-term receivables and advances	118,732	15,555
Finance lease right-of use assets	9,558	10,549
Other	5,157	4,728

Total other assets	$341,040	$174,026

Other long-term liabilities

Other long-term liabilities consisted of the following (in thousands):

	September 30,	December 31,
	2024	2023
Long-term deferred revenue	$43,481	$15,324
Finance lease liability	6,636	8,322
Due to parent (Note 13)	499	6,423
Signing fees	50,000	—
Statutory tax liability	66,820	56,411
Other	17,117	20,024

Total other long-term liabilities	$184,553	$106,504

Property, Buildings and Equipment

Property, buildings and equipment consisted of the following (in thousands):

	September 30,	December 31,
	2024	2023
Office, computer, production and other equipment	$76,120	$61,428
Buildings and leasehold improvements	50,259	52,318
Furniture and fixtures	44,148	39,264
Computer software	53,937	40,147
Construction in progress	15,796	8,641
Land	87	327

	240,347	202,125
Less: accumulated depreciation	(136,981)	(117,507)

Total property, buildings and equipment, net	$103,366	$84,618

Depreciation of property, buildings and equipment, including amortization of leasehold improvements, was $18.8 million and $14.4 million during the nine months ended September 30, 2024 and 2023, respectively.

Accrued Liabilities

The following is a summary of accrued liabilities (in thousands):

	September 30,	December 31,
	2024	2023
Accrued operating expenses	$106,010	$87,529
Payroll, bonuses and benefits	47,440	37,119
Accrued taxes	6,941	10,634
Other	16,507	19,636

Total accrued liabilities	$176,898	$154,918

Allowance for Doubtful Accounts

The changes in the allowance for doubtful accounts are as follows (in thousands):

	Payments due by period
	Balance at Beginning of Year	Additions/Charged to Costs and Expenses, Net	Deductions	Foreign Exchange	Balance at End of Period
Nine Months Ended September 30, 2024	$21,444	$(7,004)	$(2,337)	$(139)	$11,964

Supplemental Cash Flow

The Company’s supplemental cash flow information is as follows (in thousands):

	Nine Months Ended September 30,
	2024	2023
Supplemental information:
Non-cash investing and financing activities:
Capital expenditure included in accounts payable and accrued liabilities	$3,856	$3,554

5. GOODWILL AND INTANGIBLE ASSETS

Goodwill

The changes in the carrying value of goodwill are as follows (in thousands):

Total
Balance — December 31, 2023	$777,915
Foreign currency translation and other	192

Balance — September 30, 2024	$778,107

Intangible Assets

The following table summarizes information relating to the Company’s identifiable intangible assets as of September 30, 2024 (in thousands):

	Weighted Average Estimated Useful Life (in years)	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Customer and client relationships	9.1	$380,314	$(259,796)	$120,518
Trade names	18.1	119,133	(46,105)	73,028
Internally developed technology	3.2	9,505	(5,718)	3,787
Other	2.0	8,017	(8,017)	—

		516,969	(319,636)	197,333

Indefinite-lived:
Trade names		187,447	—	187,447
Owned events		19,715	—	19,715

Total intangible assets		$724,131	$(319,636)	$404,495

The following table summarizes information relating to the Company’s identifiable intangible assets as of December 31, 2023 (in thousands):

	Weighted Average Estimated Useful Life (in years)	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Customer and client relationships	9.1	$376,752	$(235,238)	$141,514
Trade names	18.1	119,112	(41,509)	77,603
Internally developed technology	3.2	9,505	(4,852)	4,653
Other	2.0	7,842	(7,842)	—

		513,211	(289,441)	223,770

Indefinite-lived:
Trade names		182,979	—	182,979
Owned events		19,218	—	19,218

Total intangible assets		$715,408	$(289,441)	$425,967

Intangible asset amortization expense was $28.0 million and $29.5 million for the nine months ended September 30, 2024 and 2023, respectively.

6. INVESTMENTS

The following is a summary of the Company’s investments (in thousands):

	September 30,	December 31,
	2024	2023
Equity method investments	$65,572	$55,879
Equity investments without readily determinable fair values	6,141	6,132
Equity investments with readily determinable fair values	81	83

Total investments	$72,794	$62,094

Equity Method Investments

As of September 30, 2024 and December 31, 2023, the Company held various investments in non-marketable equity instruments of private companies. The Company’s ownership of its equity method investments ranges from 24% to 50%, as of September 30, 2024 and December 31, 2023.

The Company’s share of net income of Sports News Television LP (“SNTV”) for the nine months ended September 30, 2024 and 2023 was $3.8 million and $3.9 million, respectively, and was recognized within Equity income of affiliates, net of tax in the Combined Statements of Operations. The Company also received dividends from SNTV for the nine months ended September 30, 2024 and 2023 of $3.9 million and $4.5 million, respectively.

On February 21, 2024, the Company acquired a 30% equity interest in Wiz-Team SA for $11.7 million. The Company’s share of net income of Wiz-Team SA is accounted for as an equity method investment. For the nine months ended September 30, 2024, the Company did not record any income or loss, and did not receive any dividends from this equity method investment.

Equity Investments without Readily Determinable Fair Values

As of September 30, 2024 and December 31, 2023, the Company holds various investments in non-marketable equity instruments of private companies. For the nine months ended September 30, 2024 and 2023, the change in the investments without readily determinable fair value were driven by foreign currency translation. The Company performed its assessments of fair value during the nine months ended September 30, 2024 and 2023, but did not record an increase or decrease in the fair value of the investments.

7. FINANCIAL INSTRUMENTS

The Company enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions.

As of September 30, 2024, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 12 months from September 30, 2024) (in thousands except for exchange rates):

Foreign Currency	Foreign Currency Amount		US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
British Pound Sterling	£8,880	in exchange for	$6,985	£0.79

For forward foreign exchange contracts not designated as cash flow hedges, the Company recorded net gains of $0.3 million and $2.8 million for the nine months ended September 30, 2024 and 2023, respectively. These amounts were included in Other income, net in the Combined Statements of Operations.

In certain circumstances, the Company enters into contracts that are settled in currencies other than the functional or local currencies of the contracting parties. Accordingly, these contracts consist of the underlying operational contract and an embedded foreign currency derivative element. Hedge accounting is not applied to the embedded foreign currency derivative element. The Company recorded net gains of $2.7 million and $1.1 million for the nine months ended September 30, 2024 and 2023, respectively, in Other income, net in the Combined Statements of Operations.

8. FAIR VALUE MEASUREMENTS

The fair value hierarchy is composed of the following three categories:

Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurements.

The following tables present, for each of the fair value hierarchy levels, the Company’s assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of September 30, 2024
	Level I	Level II	Level III	Total
Assets:
Investments in equity securities with readily determinable fair values	$81	$—	$—	$81
Forward foreign exchange contracts	—	4,890	—	4,890

Total	$81	$4,890	$—	$4,971

Liabilities:
Forward foreign exchange contracts	$—	$2,405	$—	$2,405
Contingent consideration	—	—	1,876	1,876

Total	$—	$2,405	$1,876	$4,281

	Fair Value Measurements as of December 31, 2023
	Level I	Level II	Level III	Total
Assets:
Investments in equity securities with readily determinable fair values	$83	$—	$—	$83
Forward foreign exchange contracts	—	1,108	—	1,108

Total	$83	$1,108	$—	$1,191

Liabilities:
Forward foreign exchange contracts	$—	$3,372	$—	$3,372
Contingent consideration	—	—	3,590	3,590

Total	$—	$3,372	$3,590	$6,962

There have been no transfers of assets or liabilities between the fair value measurement classifications during the nine months ended September 30, 2024.

Investments in Equity Securities with Readily Determinable Fair Values

The estimated fair value of the Company’s equity securities with readily determinable fair values is based on observable inputs in an active market, which is a Level 1 measurement within the fair value hierarchy.

Contingent Consideration

The Company has recorded contingent consideration liabilities in connection with its acquisitions. Contingent consideration is included in Other current liabilities and Other long-term liabilities in the Combined Balance Sheets. Changes in fair value are recognized in selling, general and administrative expenses. The estimated fair value of the contingent consideration is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

Forward Foreign Exchange Contracts

The Company classifies its forward foreign exchange contracts within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (Note 7). As of September 30, 2024 and December 31, 2023, the Company had $2.1 million and $1.0 in Other current assets, $2.8 million and $0.1 million in Other assets, $2.4 million and $2.2 million in Other current liabilities, and none and $1.2 million in Other long-term liabilities, respectively, recorded in the Combined Balance Sheets related to the Company’s forward foreign exchange contracts.

9. BORROWINGS

On Location revolver

As of September 30, 2024, the Company has an OL revolving credit agreement with $42.9 million of borrowing capacity. The maturity date is the earlier of August 2026 or the date that is 91 days prior to the maturity date of the term loans under the Parent’s 2014 credit facility, due May 2025. The financial debt covenant of the OL revolving credit facility did not apply as of September 30, 2024 and December 31, 2023 as the OLE Business has no borrowings outstanding under the OL revolving credit agreement.

The OLE Business had no outstanding letters of credit under the revolving credit agreement as of September 30, 2024 and December 31, 2023. During the nine months ended September 30, 2023, the Company borrowed and repaid $42.9 million under the OL revolving credit agreement.

Notes Payable for PBR Winners

The PBR Business enters into an unsecured promissory note agreement with individuals to pay out winnings from the PBR World Championships. The winner of each year’s event receives a $1.0 million note that is paid over 10 years. As of September 30, 2024 and December 31, 2023, there were $3.3 million and $3.2 million in notes payable outstanding for winnings, of which $0.5 million and $0.5 million is current borrowings outstanding and recorded within Other current liabilities, respectively.

Promissory Note

In July 2024, the Company entered into a promissory note payable for $50.0 million with a stated interest rate of 8.6%. The Company repaid the full promissory note payable in September 2024.

10. INCOME TAXES

The tax provisions have been prepared on a separate return basis as if the Company had been a separate group of companies under common ownership. The operations have been combined as if the Company was filing on a consolidated basis for U.S., state and non-U.S. income tax purposes, where allowable by law. The majority of the Company’s non-U.S. operations are treated as disregarded entities by Parent, and therefore the approach taken to calculate the tax provision may not be truly reflective of actual tax balances both prior to and after the aforementioned sale.

In accordance with Accounting Standards Codification Topic 740, each interim period is considered integral to the annual period and tax expense is generally determined using an estimate of the annual effective income tax rate (“AETR”). The Company records income tax expense each quarter using the estimated AETR to provide for income taxes on a current year-to-date basis, adjusted for discrete items, if any, that are noted in the relevant period. In accordance with the authoritative guidance for accounting for income taxes in interim periods, the Company computed its income tax provision for the nine months ended September 30, 2024 and 2023 based upon the AETR.

The (benefit from) provision for income taxes for the nine months ended September 30, 2024 and 2023 is $(25.5) million and $2.8 million, respectively, based on pretax loss of $(173.7) million and $(9.3) million, respectively. The effective tax rate is 14.7% and (30.1)% for the nine months ended September 30, 2024 and 2023, respectively. The tax benefit for the nine months ended September 30, 2024 is primarily due to the effects related to the Company’s mix of earnings, discrete tax associated with changes in uncertain tax positions, and the effects of jurisdictions where tax benefits cannot be recognized as a result of valuation allowances. For the same period in 2023, the tax provision is primarily due to the effects related to the jurisdictional mix of earnings and discrete tax expense associated with changes in uncertain tax positions, offset by a discrete tax benefit associated with a tax rate change in the UK.

The Company’s effective tax rate differs from the U.S. federal statutory rate primarily due to state and local income taxes, withholding taxes in foreign jurisdictions that are not based on net income, income subject to tax in foreign jurisdictions which differ from the U.S. federal statutory income tax rate, and jurisdictions where no tax benefit can be recognized as a result of valuation allowances.

Any tax balances reflected on the September 30, 2024 balance sheet will be adjusted accordingly to reflect the actual financial results for the year ending December 31, 2024.

The Company’s operations included as part of Olympus are subject to taxation in the U.S. and various state and foreign jurisdictions. As of September 30, 2024, with few exceptions, the Company is subject to review by U.S. federal taxing authorities for 2020 and subsequent years and, with few exceptions, the Company is no longer subject to examination by state and local income tax authorities for periods prior to 2020.

As of September 30, 2024 and December 31, 2023, the Company had unrecognized tax benefits of $48.8 million and $42.5 million, respectively, for which we are unable to make a reasonable and reliable estimate of the period in which these liabilities will be settled with the respective tax authorities.

The Company records valuation allowances against its net deferred tax assets when it is more likely than not that all, or a portion, of a deferred tax asset will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing the likelihood that its deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing the likelihood that its deferred tax assets will be recovered based on all available positive and negative evidence, including historical results, reversals of deferred tax liabilities, estimates of future taxable income, tax planning strategies and results of operations.

Other Matters

On August 16, 2022, the United States enacted the Inflation Reduction Act of 2022 (“IRA”). The IRA, in addition to other provisions, creates a 15% corporate alternative minimum tax (“CAMT”) on adjusted financial statement income for applicable corporations. The CAMT is effective for tax years beginning after December 31, 2022. For the nine months ended September 30, 2024 and the year ended December 31, 2023, the Company is not subject to CAMT and will continue to assess the potential tax effects of the CAMT on the Company’s consolidated financial statements.

In December 2022, the Organization for Economic Co-operation and Development (“OECD”) proposed Global Anti-Base Erosion Rules, which provides for changes to numerous long-standing tax principles including the adoption of a global minimum tax rate of 15% for multinational enterprises (“GloBE rules”). Various jurisdictions have adopted or are in the process of enacting legislation to adopt GloBE rules and other countries are expected to adopt GloBE rules in the future. While changes in tax laws in the various countries in which the Company operates can negatively impact the Company’s results of operations and financial position in future periods, the Company’s impact related to the adoption of GloBE rules, effective January 1, 2024, was not material to the Company’s consolidated financial position. The Company will continue to monitor legislative and regulatory developments in this area.

11. REVENUE

The following table presents the Company’s revenue disaggregated by primary revenue sources for the nine months ended September 30, 2024 and 2023 (in thousands):

	Nine Months Ended September 30,
	2024	2023
Media rights	$323,236	$333,046
Media production and distribution	223,308	222,351
Events and hospitality	1,288,818	716,646
Marketing	10,243	12,283

Total	$1,845,605	$1,284,326

During the nine months ended September 30, 2024 and 2023, no revenue was recognized from performance obligations satisfied in prior periods.

Remaining Performance Obligations

The following table presents the aggregate amount of transaction price allocated to remaining performance obligations for contracts greater than one year with unsatisfied or partially satisfied performance obligations as of September 30, 2024 (in thousands). The transaction price related to these future obligations does not include any variable consideration.

Years Ending December 31,
Remainder of 2024	$140,873
2025	501,835
2026	319,335
2027	233,551
2028	160,549
Thereafter	403,095

$1,759,238

Contract Liabilities

The Company records deferred revenue when cash payments are received or due in advance of its performance. The Company’s deferred revenue balance primarily relates to advance payments received related to sponsorship agreements and event advanced ticket sales. Deferred revenue is included in the current liabilities section and in Other long-term liabilities in the Combined Balance Sheets.

The following table presents the Company’s contract liabilities as of September 30, 2024 and December 31, 2023 (in thousands):

	Deferred revenue – current	Deferred revenue – noncurrent
December 31, 2023	$554,365	$15,324
Additions	1,009,423	34,206
Deductions	(1,264,415)	(137)
Reclasses	5,912	(5,912)
Foreign exchange	1,737	—

September 30, 2024	$307,022	$43,481

12. COMMITMENTS AND CONTINGENCIES

Claims and Litigation

The Company is involved in legal proceedings, claims and governmental investigations arising in the normal course of business. The types of allegations that arise in connection with such legal proceedings vary in nature, but can include contract, employment, tax and intellectual property matters. The Company evaluates all cases and records liabilities for losses from legal proceedings when the Company determines that it is probable that the outcome will be unfavorable and the amount, or potential range, of loss can be reasonably estimated. While any outcome related to litigation or such governmental proceedings cannot be predicted with certainty, management believes that the outcome of these matters, except as otherwise may be discussed below, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

In July 2017, the Italian Competition Authority (“ICA”) issued a decision opening an investigation into alleged breaches of competition law in Italy, involving inter alia IMG, and relating to bidding for certain media rights of the Serie A and Serie B football leagues. In April 2018, the European Commission conducted on-site inspections at a number of companies that are involved with sports media rights, including the Company. The inspections were part of an ongoing investigation into the sector and into potential violations of certain antitrust laws that may have taken place within it. The Company investigated these ICA matters, as well as other regulatory compliance matters. In May 2019, the ICA completed its investigation and fined the Company approximately EUR 0.3 million. As part of its decision, the ICA acknowledged the Company’s cooperation and ongoing compliance efforts since the investigation commenced. In July 2019, three football clubs (the “Original Plaintiffs”) and in June 2020, the Serie A football league (Lega Nazionale Professionisti Serie A or “Lega Nazionale,” and together with the three clubs, the “Plaintiffs”) each filed separate claims against IMG and certain other unrelated parties in the Court of Milan, Italy, alleging that IMG engaged in anti-competitive practices with regard to bidding for certain media rights of the Serie A and Serie B football league. The Plaintiffs seek damages from all defendants deriving from the lower value of the media rights in amounts totaling EUR 554.6 million in the aggregate relating to the three football clubs and EUR 1,750 million relating to Lega Nazionale, along with attorneys’ fees and costs. Since December 2020, four additional football clubs have each filed requests to intervene in the Lega Nazionale proceedings and individually seek to claim damages deriving from the lower value of the media rights in the aggregate totaling EUR 251.5 million. The Original Plaintiffs and these four additional clubs are also seeking additional damages relating to alleged lost profits and additional charges, quantified in the fourth quarter of 2022 in amounts totaling EUR 1,675 million. Ten other clubs also filed requests to intervene in support of Lega Nazionale’s claim or alternatively to individually claim damages deriving from the lower value of the media rights in the amount of EUR 284.9 million, in the case of five clubs, and unspecified amounts (to be quantified as a percentage of the total amount sought by Lega Nazionale) in the other five cases. Collectively, the interventions of these 14 clubs are the “Interventions.” By judgment issued on May 8, 2024, the Court of Milan ruled that the clubs have a concurrent right to bring a claim, and Lega Nazionale is entitled to retain an award of only 10% of the aggregate loss suffered (if any) by the clubs deriving from the lower value of the media rights. The Company reserved the right to appeal the partial ruling. In December 2022, one further football club filed a separate claim against IMG and certain other unrelated parties seeking damages from all defendants deriving from the lower value of the media rights in the amounts of EUR 326.9 million, in addition to alleged additional damages relating to lost profits and additional charges which the club, with defensive brief on May 13, 2024, quantified in amounts totaling EUR 513.5 million. The Company has defended in its submissions to date, and intends to continue to defend, against all of the damages claims, Interventions and any related claims, and management believes that the Company has meritorious defenses to these claims, including the absence of actual damage. The Company may also be subject to regulatory and other claims and actions with respect to these ICA and other regulatory matters. Any losses resulting from any judgment entered against the Company or settlement entered into, including with respect to claims or actions brought by other parties, will be indemnified by the Parent.

13. RELATED PARTY TRANSACTIONS

Related Party Transactions

The Company has entered into the following transactions with Euroleague as well as Endeavor representing the sharing of resources and cross-charging across the organization (including TKO PubCo), relating to servicing agreements, ticket costs, professional services, license rights and data rights (in thousands):

	Nine Months Ended September 30,
	2024	2023
Revenue from related parties	$44,050	$19,817
Direct operating costs from related parties	31,884	12,621
Related party interest expense	11,612	8,185

The related party interest expense is recorded in Interest income, net in the Combined Statements of Operations. Revenue from related parties and Direct operating costs from related parties are presented without markup or profit.

As of September 30, 2024, the Company has an equity-method investment in Euroleague Ventures S.A. (“Euroleague”), a related party. For the nine months ended September 30, 2024 and 2023, the Company recognized revenue of $11.9 million and $12.3 million and incurred direct operating costs of $0.9 million and $0.5 million, respectively, for a management fee to compensate it for representation and technical services it provides to Euroleague in relation to the distribution of media rights. Euroleague also has related party receivables outstanding of $14.7 million and $7.3 million at September 30, 2024 and December 31, 2023, respectively.

Balances due to or due from Parent which are not historically cash settled are reflected in Net parent investment in the Combined Balance Sheets. Balances due to and due from Parent which have been or are planned to be cash settled are reflected in the Combined Balance Sheets (in thousands):

	September 30,	December 31,
	2024	2023
Other current assets	$10,421	$3,300
Other current liabilities	15,341	3,884
Other long-term liabilities	499	6,423

Corporate Allocations

The Combined Financial Statements include general corporate expenses of Endeavor for certain support functions that are provided on a centralized basis within Parent, such as expenses related to finance, human resources, information technology, facilities, and legal, among others (collectively, “General Corporate Expenses”). For purposes of these Combined Financial Statements, the General Corporate Expenses have been allocated to the Company. The General Corporate Expenses are included in the Combined Statements of Operations in Selling, general and administrative expense, and Other income, net and, accordingly, as a component of Net parent investment in the Combined Balance Sheets. These expenses have been allocated to the Company on a pro rata basis of headcount, gross profit, and other drivers. Management believes the assumptions underlying the Combined Financial Statements, including the assumptions regarding allocating General Corporate Expenses from Endeavor, are reasonable. Nevertheless, the Combined Financial Statements may not include all of the actual expenses that would have been incurred and may not reflect the Company’s combined results of operations, financial position and cash flows had it been standalone company during the periods presented. Actual costs that would have been incurred if the Company had been standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The allocations of General Corporate Expenses are reflected in the Combined Statements of Operations as follows (in thousands):

	Nine Months Ended September 30,
	2024	2023
Selling, general and administrative expenses	$82,507	$73,204
Other income (expense), net	(215)	32

Total general corporate expenses	$82,292	$73,236

Net Parent Investment

All significant related party transactions between the Company and Parent have been included in the Combined Financial Statements and are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these related party transactions is reflected in the Combined Statements of Cash Flows as a financing activity and in the Combined Balance Sheets as Net parent investment

Net parent investment in the Combined Balance Sheets and Net transfers from parent in the Combined Statements of Equity represent Endeavor’s historical investment in the Company and include net earnings (loss) after taxes (Parent’s basis) and the net effect of transactions with and cost allocations from Endeavor. Such balances are reflected in the Combined Statements of Cash Flows based on the cash flows made by Endeavor on the Company’s behalf. These cash flows are included within Net loss in cash flows from operating activities with the offset reflected in Transfers from Parent, net within cash flows from financing activities.

The following table summarizes the components of the net transfers from Parent in Net parent investment for the nine months ended September 30, 2024 and 2023:

	Nine Months Ended September 30,
	2024	2023
Cash pooling and general financing activities(1)	$(97,372)	$11,799
Corporate allocations	82,292	73,236

Net transfers from parent per the Combined Statements of Equity	$(15,080)	$85,035

Equity-based compensation expense(2)	(6,574)	(5,226)
Currency translation adjustments on intracompany transactions	4,949	6,526
Taxes deemed settled with Parent	38,866	9,598
Net gain on foreign currency transactions	21,404	2,966

Net transfers from parent per the Combined Statements of Cash Flows	$43,564	$98,899

(1)

The nature of activities includes financing activities for capital transfers, cash sweeps, and other treasury services. As part of this activity, certain cash balances are swept to Endeavor on a daily basis under the Parent Treasury function and the Company receives capital from Parent for its cash needs.

(2)

Compensation costs associated with the Company’s employees’ participation in the Parent’s incentive plans have been identified for employees who exclusively support the Company’s operations. Amounts allocated to the Company from the Parent for shared services are reported within total allocated costs in the General Corporate Expenses table above.

14. SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 10, 2024, the date the Combined Financial Statements were available to be issued.